EXHIBIT 23.2

Reserves Certification Strategic Advisory Reservoir Characterization & Integrated Services Field Development & Capital Strategies Sproule Academy

Consent of Sproule Associates Limited,
Independent Petroleum Engineering Consultants
Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB  T2P 4J8

Re:	Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited included and incorporated by reference in its

(i) Annual Report on Form 40-F for the year ended December 31, 2015; and,

(ii) Registration Statement on Form F-10 (File No. 333-207578), filed with the Securities and Exchange Commission.

Sincerely,

SPROULE ASSOCIATES LIMITED

Original Signed by Nora T. Stewart, P.Eng.

Nora T. Stewart, P.Eng.
Vice President, Reserves Certification and Director

Calgary, Alberta, Canada
March 24, 2016